Exhibit 99.1

BigBand Announces Second Quarter 2011 Results

REDWOOD CITY, Calif., July 25, 2011—BigBand Networks, Inc.  (NASDAQ: BBND), a leader in digital video networking, today reported financial results for the second quarter ended June 30, 2011.

For the second quarter, total revenues were $19.8 million as compared to $26.4 million reported in the second quarter of 2010.  GAAP net loss for the second quarter of 2011 was $8.2 million, or ($0.12) per share, compared to GAAP net loss of $9.6 million, or ($0.14) per share, reported in the second quarter of 2010.

On a non-GAAP basis, the Company reported a net loss of $5.6 million, or ($0.08) per share, in the second quarter of 2011, which compares to a non-GAAP net loss of $5.1 million, or ($0.07) per share, reported in the second quarter of 2010.  Second quarter 2011 non-GAAP results exclude $2.6 million in stock-based compensation expense and related income taxes. The GAAP to non-GAAP reconciling items, for the quarters ended June 30, 2011 and 2010 can be found in “The Reconciliations of GAAP to Non-GAAP Financial Measures” attached to this press release.

The Company ended the second quarter of 2011 with $127.9 million in cash, cash equivalents and marketable securities.

“In the quarter, we made good progress in our growth initiatives, including a major win for our new MSP platform with AT&T. This win validates the MSP’s  highly-differentiated advertising capabilities and position in IP Video and opens new opportunities with telco and cable customers,” commented Amir Bassan-Eskenazi, President and CEO of BigBand Networks. “Broadcast Video, QAM and SDV (Switched Digital Video) continued to contribute solidly to revenue in the quarter and we are pleased with the progress we have made with our new products.”

Third Quarter 2011 Business Outlook
For the third quarter of 2011, management provides the following outlook:

•	Net revenues are expected to be in the range of $20 million to $23 million
•	GAAP net loss per share is expected to be in the range of ($0.10) to ($0.12)
•	Non-GAAP net loss per share is expected to be in the range of ($0.07) to ($0.09)

The following table shows our non-GAAP outlook for the quarter ending September 30, 2011 reconciled to our GAAP outlook. Our non-GAAP outlook excludes stock-based compensation charges and related taxes.

	Estimated loss per Share
	Low	High
GAAP net loss	$(0.10)	$(0.12)
Stock-based compensation and related taxes	0.03	0.03
Non-GAAP net loss	$(0.07)	$(0.09)

Non-GAAP Financial Measures
BigBand reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP), but we believe that evaluating our ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many of our investors have requested that we disclose non-GAAP information because it is useful in understanding our performance as it excludes non-cash and other one-time charges or benefits that many investors feel may obscure our true operating results. Likewise, management uses non-GAAP measures to manage and assess the profitability of our business going forward and does not consider stock-based compensation expense or restructuring charges and related taxes in managing our operations. Specifically, management does not consider these expenses/benefits when developing and monitoring our budgets and spending. The economic substance behind our decision to exclude stock-based compensation is that this charge is non-cash in nature. We exclude restructuring charges as they are one-time events.  As a result, we use calculations of non-GAAP operating loss, net loss, net loss per share and gross margin, which exclude these expenses when evaluating our ongoing operations and allocating resources within the organization.

As a result, our management believes it is useful, for itself and investors, to have access to both GAAP information that includes such charges and non-GAAP financial measures that exclude these charges because management believes such information enables readers of these financial results to have a better understanding of the overall performance of our ongoing business operations in the periods presented.

Whenever we use a non-GAAP financial measure, we provide a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Conference Call Details for July 25, 2011
BigBand Networks will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time today. To access the conference call, dial +1-877-941-4774 for the U.S. or Canada and +1-480-629-9760 for international callers. The webcast will be available live on the Investor Relations section of the Company’s corporate website at www.bigbandnet.com, and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Time on July 25, 2011 until 11:59 p.m. Pacific Time on August 1, 2011, by dialing +1-800-406-7325 or +1-303-590-3030 for callers outside the U.S. and Canada, and entering passcode 4456047#.

Cautionary Statement
The statements in this release regarding the deployment of the MSP by AT&T validates our advertising capabilities, positions us as leaders in IP video and opens new opportunities with telco and cable customers, as well as our GAAP and non-GAAP business outlook, as applicable, with respect to the quarter ending September 30, 2011 (including revenues, stock based compensation and net loss per share) are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: unexpected delays in the delivery of our solutions, changes in demand for video services, the market acceptance of our products; the financial strengths of our current and potential customers; the fluctuations in our gross margins; the concentration of our customer base; competitive developments including pricing pressures; the timing of recognition of a significant portion of our net revenues given the complex systems integration involved; our ability to manage operating expenses effectively; the level of orders that are received and can be shipped in a given quarter; and the general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to BigBand’s Quarterly Report on Form 10-Q for three months ended March 31, 2011 and other reports filed with the SEC. You can obtain copies of the reports on the SEC's Web site (www.sec.gov).

Stockholders of BigBand Networks are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. BigBand Networks does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this July 25, 2011 press release, or to reflect the occurrence of unanticipated events.

About BigBand Networks
BigBand Networks, Inc. [NASDAQ: BBND] provides broadband service providers with innovative digital video networking solutions designed to make it easier to move, manage and monetize video. These solutions are based on BigBand's video-networking platforms that are built to enable efficient and reliable delivery across a wide range of services, including digital TV, high definition TV, advanced advertising, IPTV, video-on-demand and interactive TV. BigBand Networks has done business with more than 200 customers in North America, Asia and Europe -- including eight of the ten largest cable and telco service providers in North America. BigBand Networks is based in Redwood City, Calif., with offices worldwide. For additional information about the company, please call +1.650.995.5000, email info@bigbandnet.com or visit www.bigbandnet.com.

BigBand Networks' brand and product names are service marks, trademarks or registered trademarks of BigBand Networks, Inc. in the United States and other countries. All other marks are the property of their respective owners.

Investor Relations:
Erica Abrams
+1.415.217.5864
erica@blueshirtgroup.com

Matthew Hunt
+1.415.489.2194
matt@blueshirtgroup.com

BigBand Networks, Inc.
Condensed Consolidated Balance Sheets
 (In thousands, Unaudited)

	As of June 30,	As of December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$19,998	$21,537
Marketable securities	107,905	122,012
Total cash, cash equivalents and marketable securities	127,903	143,549
Accounts receivable, net	9,111	5,001
Inventories, net	10,874	11,117
Prepaid expenses and other current assets	3,844	4,190
Total current assets	151,732	163,857

Property and equipment, net	7,087	8,088
Goodwill	1,656	1,656
Other non-current assets	6,743	7,170
Total assets	$167,218	$180,771

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,605	$4,656
Accrued compensation and related benefits	5,915	5,178
Current portion of deferred revenues, net	19,365	18,143
Current portion of other liabilities	3,477	4,266
Total current liabilities	35,362	32,243

Deferred revenues, net, less current portion	6,807	8,327
Other liabilities, less current portion	1,577	1,692
Accrued long-term Israeli severance pay	4,657	4,376

Stockholders’ equity:
Common stock	71	70
Additional paid-in-capital	304,715	299,003
Accumulated other comprehensive income	218	253
Accumulated deficit	(186,189)	(165,193)
Total stockholders’ equity	118,815	134,133
Total liabilities and stockholders’ equity	$167,218	$180,771

BigBand Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net revenues:
Products	$10,258	$16,605	$19,787	$41,486
Services	9,520	9,788	18,356	17,142
Total net revenues	19,778	26,393	38,143	58,628

Cost of net revenues:
Products	6,181	9,402	11,947	23,326
Services	2,792	3,032	5,835	6,309
Total cost of net revenues	8,973	12,434	17,782	29,635
Gross profit	10,805	13,959	20,361	28,993

Operating expenses:
Research and development	10,677	13,110	22,060	26,602
Sales and marketing	4,973	5,998	10,085	12,048
General and administrative	3,367	4,010	7,181	8,536
Restructuring charges	-	1,039	2,007	1,039
Total operating expenses	19,017	24,157	41,333	48,225

Operating loss	(8,212)	(10,198)	(20,972)	(19,232)
Interest income	218	337	424	852
Other income (expense), net	22	(95)	(8)	(183)
Loss before provision for (benefit from) income taxes	(7,972)	(9,956)	(20,556)	(18,563)
Provision for (benefit from) income taxes	222	(315)	440	(153)
Net loss	$(8,194)	$(9,641)	$(20,996)	$(18,410)

Basic net loss per common share	$(0.12)	$(0.14)	$(0.30)	$(0.27)
Diluted net loss per common share	$(0.12)	$(0.14)	$(0.30)	$(0.27)

Shares used in GAAP basic net loss per common share	70,312	68,018	70,079	67,667
Shares used in GAAP diluted net loss per common share	70,312	68,018	70,079	67,667

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts, Unaudited)

	Three Months Ended June 30, 2011
	GAAP Results	Stock-based Compensation and Income Taxes	Non-GAAP Results

Net revenues:
Products	$10,258	$-	$10,258
Services	9,520	-	9,520
Total net revenues	19,778	-	19,778

Cost of net revenues:
Products	6,181	(265)	5,916
Services	2,792	(220)	2,572
Total cost of net revenues	8,973	(485)	8,488
Gross profit	10,805	485	11,290

Operating expenses:
Research and development	10,677	(1,100)	9,577
Sales and marketing	4,973	(346)	4,627
General and administrative	3,367	(608)	2,759
Total operating expenses	19,017	(2,054)	16,963

Operating loss	(8,212)	2,539	(5,673)
Interest income	218	-	218
Other income	22	-	22
Loss before provision for income taxes	(7,972)	2,539	(5,433)
Provision for income taxes	222	(52)	170
Net loss	$(8,194)	$2,591	$(5,603)

Basic net loss per common share	$(0.12)		$(0.08)
Diluted net loss per common share	$(0.12)		$(0.08)

Shares used in basic net loss per common share	70,312		70,312
Shares used in diluted net loss per common share	70,312		70,312

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts, Unaudited)

	Six Months Ended June 30, 2011
	GAAP Results	Stock-based Compensation and Income Taxes	Restructuring charges	Non-GAAP Results

Net revenues:
Products	$19,787	$-	$-	$19,787
Services	18,356	-	-	18,356
Total net revenues	38,143	-	-	38,143

Cost of net revenues:
Products	11,947	(462)	-	11,485
Services	5,835	(439)	-	5,396
Total cost of net revenues	17,782	(901)	-	16,881
Gross profit	20,361	901	-	21,262

Operating expenses:
Research and development	22,060	(2,205)	-	19,855
Sales and marketing	10,085	(714)	-	9,371
General and administrative	7,181	(1,407)	-	5,774
Restructuring charges	2,007	-	(2,007)	-
Total operating expenses	41,333	(4,326)	(2,007)	35,000

Operating loss	(20,972)	5,227	2,007	(13,738)
Interest income	424	-	-	424
Other expense	(8)	-	-	(8)
Loss before provision for income taxes	(20,556)	5,227	2,007	(13,322)
Provision for income taxes	440	(144)	-	296
Net loss	$(20,996)	$5,371	$2,007	$(13,618)

Basic net loss per common share	$(0.30)			$(0.19)
Diluted net loss per common share	$(0.30)			$(0.19)

Shares used in basic net loss per common share	70,079			70,079
Shares used in diluted net loss per common share	70,079			70,079

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

GAAP and Non-GAAP net revenues as reported	$19,778	$26,393	$38,143	$58,628

GAAP cost of net revenues as reported	$8,973	$12,434	$17,782	$29,635
Stock-based compensation expense	(485)	(610)	(901)	(1,176)
Non-GAAP cost of net revenues	$8,488	$11,824	$16,881	$28,459

GAAP gross profit as reported	$10,805	$13,959	$20,361	$28,993
Stock-based compensation expense	485	610	901	1,176
Non-GAAP gross profit	$11,290	$14,569	$21,262	$30,169

As a percentage of net revenues:
GAAP gross profit as reported	54.6%	52.9%	53.4%	49.5%
Non-GAAP gross profit	57.1%	55.2%	55.7%	51.5%

GAAP operating loss as reported	$(8,212)	$(10,198)	$(20,972)	$(19,232)
Stock-based compensation expense:
- Cost of net revenues	485	610	901	1,176
- Research and development	1,100	1,365	2,205	2,687
- Sales and marketing	346	642	714	1,311
- General and administrative	608	1,008	1,407	2,209
Restructuring charges	-	1,039	2,007	1,039
Non-GAAP operating loss	$(5,673)	$(5,534)	$(13,738)	$(10,810)

GAAP net loss as reported	$(8,194)	$(9,641)	$(20,996)	$(18,410)
Stock-based compensation expense	2,539	3,625	5,227	7,383
Restructuring charges	-	1,039	2,007	1,039
Tax benefits (provision)	52	(104)	144	(125)
Non-GAAP net loss	$(5,603)	$(5,081)	$(13,618)	$(10,113)

Basic Non-GAAP net loss per common share	$(0.08)	$(0.07)	$(0.19)	$(0.15)
Diluted Non-GAAP net loss per common share	$(0.08)	$(0.07)	$(0.19)	$(0.15)

Shares used in Basic Non-GAAP net loss per common share	70,312	68,018	70,079	67,667

Shares used in Diluted Non-GAAP net loss per common share	70,312	68,018	70,079	67,667